Exhibit 10.19

FOURTH AMENDMENT TO THE

BIRDS EYE FOODS MASTER SALARIED RETIREMENT PLAN

This amendment is adopted by Birds Eye Foods, Inc., a corporation duly formed and existing under and by virtue of the general Corporate Law of the State of Delaware (referred to herein as the “Employer”)

WITNESSETH

WHEREAS, the Employer has adopted the Birds Eye Foods Master Salaried Retirement Plan (the “Plan”) which was amended and restated effective January 1, 2001, and

WHEREAS, the Employer has reserved the right pursuant to the provisions of the Plan to amend it at any time, and

WHEREAS, the Employer now wishes to amend the Plan to comply with the good faith amendment requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) which is to be construed in accordance with EGTRRA and guidance issued thereunder;

NOW, THEREFORE, the Plan is hereby amended generally effective as of the first day of the first plan year beginning after December 31, 2001.

1.                         Section 1.6, “Actuarial Equivalent”, shall be amended by adding the following sentence at the end thereof:

“Notwithstanding any other Plan provisions to the contrary, effective for distributions with an Actual Retirement Date on or after December 31, 2002, the mortality table prescribed in Rev. Rul. 2001-62 shall be used for:

(a)                   adjusting any benefit limitation under section 415(b)(2)(B), (C), or (D) of the Code as set forth in the Section 5.6 Plan;

(b)                   satisfying the requirements of section 417(e) of the Code as set forth in Section 6.1(f) the Plan; and

(c)                    for any other section of the Plan referencing the section 417(e) mortality table.”

2.                         Section 1.9, “ Base Compensation”, shall be amended by adding the following paragraph to the end thereof:

“The Compensation of each participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Compensation for the determination period that begins with or within that calendar year. Compensation means compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (determination period). For Participants who have an hour of service after December 31, 2001, for purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, Compensation for any prior determination period shall be limited to $200,000.

3.                         Section 1.14, “Compensation”, shall be amended by adding the following paragraph to the end thereof:

“The Compensation of each participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001 shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Compensation for the determination period that begins with or within that calendar year. Compensation means compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (determination period). For Participants who have an hour of service after December 31, 2001, for purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, Compensation for any prior determination period shall be limited to $200,000.

4.                         Section 5.5(g)(2) shall be amended by adding the following new paragraph to the end thereof:

“Notwithstanding any other provisions of the Plan, distribution of benefits under this Plan shall in all events satisfy the requirements of the Code section 401(a)(9) and the regulations thereunder. Effective for distributions made after December 31, 2002, the minimum distributions required under Section 401(a)(9) of the Code shall be determined in accordance with the requirements of the final and temporary regulations under section 401(a)(9) of the Code that were issued on April 17, 2002, the provisions of which are incorporated herein by reference.”

5.                         Section 5.6(d) shall be renumbered as 5.6(e), Section 5.6(e) shall be renumbered as Section 5.6(f), and a new Section 5.6(d) titled “Adjustment to Defined Benefit Dollar Limitation After December 31, 2001” shall be added to read as follows:

“(d)             Adjustment to Defined Benefit Dollar Limitation After December 31, 2001. This subsection (d) shall be effective for Participants who have an hour of service on or after the first day of the first Limitation Year ending after December 31, 2001.

(1)         Adjustment for Commencement Before Age 62. If the retirement benefit of a Participant commences before age 62, the Defined Benefit Dollar Limitation applicable to the Participant at that earlier age is the annual retirement benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the Defined Benefit Dollar Limitation applicable to the Participant at age 62 (adjusted under (3) below, if required). The Defined Benefit Dollar Limitation applicable at an age before 62 is determined as the lesser of (A) the Actuarial Equivalent (at that age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan and (B) the Actuarial Equivalent (at that age) of the Defined Benefit Dollar Limitation computed using a five-percent interest rate and the applicable mortality table as defined in the Plan. Any decrease in the Defined Benefit Dollar Limitation determined in accordance with this paragraph (1) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(2)         Adjustment for Deferred Retirement. If the retirement benefit of a Participant commences after the Participant attains age 65, the Defined Benefit Dollar Limitation applicable to the Participant at the later age is the annual retirement benefit payable in the form of a straight life annuity beginning at the later age that is Actuarially Equivalent to the Defined Benefit Dollar Limitation applicable to the Participant at age 65 (adjusted under (3) below, if required). The actuarial equivalent of the Defined Benefit Dollar Limitation applicable at an age after 65 is determined as (A) the lesser of the actuarial equivalent (at that age) of the Defined Benefit Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan and (B) the actuarial dollar equivalent (at that age) of the Defined Benefit Dollar Limitation computed using a five percent interest rate assumption and the applicable mortality table as defined in the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(3)         Adjustment for Less Than 10 Years of Benefit Service. If a Participant has completed less than ten years of Benefit Service, the Defined Benefit Dollar Limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of Benefit Service in the Plan and the denominator of which is 10.”

6.                         Section 5.11(b)(1), “Eligible rollover distribution” shall be amended by adding the following sentences to the end thereof:

“Effective for distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, that portion may be paid only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of the distribution that is includible in gross income and the portion that is not so includible.”

7.                         Section 5.11(b)(2), Eligible retirement plan” shall be amended by adding the following sentences to the end thereof:

“Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.”

8.                         Section Twelve shall be amended by adding a new Section 12.7 titled “Modification of Top-Heavy Rules” to read as follows:

“12.7          Modification of Top-Heavy Rules

(a)         This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for those years.

(b)         “key employee” shall mean a Participant or former Participant (including a deceased Participant) who is at any time during the Plan Year that includes the determination date

(1)         an officer of the Company whose annual Compensation (as defined in Section 1.14) exceeds $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002),

(2)         a five percent owner of the Company, or

(3)         a one-percent owner of the Company having annual Compensation (as defined in Section 1.14) of more than $150,000. For purposes of this definition, annual Compensation means compensation within the meaning of section 415(c)(3) of the Code.

(c)          This section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(1)         Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period”.

(2)         Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.

(d)         For purposes of satisfying the minimum benefit requirements of section 416(c)(1) of the Code and the Plan, in determining years of service with the Company, any service with the Company shall be disregarded to the extent that it occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.”

IN WITNESS WHEREOF, this Amendment has been executed this 27th day of February, 2004.

BIRDS EYE FOODS, INC.

By:	/s/ Lois Warlick-Jarvie
Title:	Vice President Human Resources